EXHIBIT 99.3

The following form of voting Web site is being used in connection with voting by certain shareholders receiving their proxy materials via the Internet and employee-shareholders of the Registrant in connection with the Registrant’s 2008 Annual Meeting of Shareholders.

WEBSITE AVAILABLE TO SHAREHOLDERS AND EMPLOYEE

SHAREHOLDERS OF AMERICAN EXPRESS COMPANY RECEIVING

PROXY MATERIALS VIA THE INTERNET

Note: material within brackets indicates use of a hyperlink

AMERICAN EXPRESS COMPANY Annual Meeting

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AMERICAN EXPRESS COMPANY Annual Meeting

•	View our shareholder material by choosing the option below.

•	Vote by choosing the option below or vote by phone at 1-800-690-6903

•	Request material be sent to you by email or hardcopy at no charge by choosing the option below.

Vote Your Shares	Copy of Shareholder Material
[Vote]	[Request Copy] (See Footnote 3 below)
Request email or paper delivery of the material listed and enroll for email or paper delivery going forward

View 2008 Shareholder Material

[Proxy Statement]

[Annual Report]

[Learn more about Notice and Access] (See Footnote 2 below)

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AMERICAN EXPRESS COMPANY	YOUR CONTROL NUMBER
2008 Annual Meeting of Shareholders	############

Monday, April 28, 2008, 10:00 a.m. (Eastern Time)
MEETING MATERIALS
American Express Company	[VIEW PROXY STATEMENT AND ANNUAL REPORT]
200 Vesey Street, New York, New York

Meeting for holders as of: Friday, February 29, 2008

As your vote is very important, we recommend that all voting instructions be received at least one business day prior to the voting cut-off time stated in the proxy below.

Scroll down for proxy information and voting

PROXY

AMERICAN EXPRESS COMPANY

2008 Annual Meeting of Shareholders

To be held on Monday, April 28, 2008 for holders of record as of Friday, February 29, 2008

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel T. Henry, Stephen P. Norman and Louise M. Parent, or any of them, proxies or proxy, with full power of substitution, to vote all common shares of American Express Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company’s New York City headquarters, 200 Vesey Street, New York, New York 10285, on Monday, April 28, 2008 at 10:00 A.M., Eastern Time, and at any adjournment(s) or postponement(s) of the Meeting, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the Proxy Statement, and in their discretion upon any matter that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting. The undersigned hereby revokes any proxies submitted previously.

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instructions by Internet or by telephone. Follow the instructions on the reverse side of this card.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on April 28, 2008

The American Express Company Proxy Statement and 2007 Annual Report to Shareholders are available at www.proxyvote.com.

For Registered Shareholders, your voting instructions must be received on or before 11:59 P.M. Eastern Time on Sunday April 27, 2008.

Notice to employees participating in the American Express Retirement Savings Plan (“Amex RSP”) or the Employee Stock Ownership Plan of Amex Canada, Inc. (“ESOP”).

These shares will be voted as you instruct if your proxy card, telephone, or Internet voting instructions are received on or before 11:59 P.M. Eastern Time, Wednesday, April 23, 2008, by Broadridge, which is acting on behalf of the Trustees of these Plans.

If Broadridge does not receive your voting instructions by 11:59 P.M. Eastern Time, Wednesday, April 23, 2008, the Trustees of the Amex RSP and the ESOP will not vote these shares.

Recommendations of the Board of Directors:

The Board of Directors recommends a vote FOR Items 1, 2, 3, 4a through 4d, and AGAINST Item 5. Please see below or refer to the proxy statement for the detailed recommendations. Please read them carefully. If no voting instructions are given the proxy will be voted as the Board of Directors recommends. Choose this option if you would like to vote your shares with the Board of Directors’ recommendations.

[Vote with Directors’ recommendations]

Item 1: To Elect Directors.

The Board of Directors recommends a vote FOR item 1.

Nominees:

(01) D.F. Akerson, (02) C. Barshefsky, (03) U.M. Burns, (04) K.I. Chenault, (05) P. Chernin,

(06) J.Leschly, (07) R.C. Levin, (08) R.A. McGinn, (09) E.D.Miller, (10) S.S Reinemund, (11) R.D. Walter, (12) R.A. Williams

For all nominees   Withhold all nominees

For all EXCEPT those selected below

(01)   D.F. Akerson

(02)   C. Barshefsky

(03)   U.M. Burns

(04)   K.I. Chenault

(05)   P. Chernin

(06)   J. Leschly

(07)   R.C. Levin

(08)   R.A. McGinn

(09)   E.D. Miller

(10)   S.S Reinemund

(11)   R.D. Walter

(12)   R.A. Williams

Item 2: A proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008.

The Board of Directors recommends a vote FOR item 2.

For   Against   Abstain

Item 3: A proposal to amend the Certificate of Incorporation to require a majority vote for the election of Directors in non-contested elections.

The Board of Directors recommends a vote FOR item 3.

For   Against   Abstain

Items 4a through 4d: Proposals to amend the Certificate of Incorporation to eliminate statutory supermajority voting for the following actions:

The Board of Directors recommends a vote FOR items 4a through 4d.		FOR	AGAINST	ABSTAIN

(4a)	Merger or consolidation.
(4b)	Sale, lease, exchange or other disposition of all or substantially all of the Company’s assets outside the ordinary course of business.

(4c)	Plan for the exchange of shares.
(4d)	Authorization of dissolution.

Item 5: A shareholder proposal relating to cumulative voting for Directors.

The Board of Directors recommends a vote AGAINST item 5.

For   Against   Abstain

Comments or Address Changes:

[Submit]

PROXY FINAL SUBMISSION

— Please check all of the information below for accuracy.

— If any of the information is incorrect, return to the Proxy Ballot by using the Back button of your Browser.

— If your votes have been reflected correctly, click on Final Submission button below.

AMERICAN EXPRESS COMPANY 2008 Annual Meeting of Shareholders	YOUR CONTROL NUMBER ############

To be held on Monday, April 28, 2008

for holders of record as of Friday, February 29, 2008

VOTING INSTRUCTIONS

You elected to vote with Directors’ recommendations OR For All EXCEPT OR Withhold.

Item 1: To Elect Directors.

You Voted: As per Directors recommend FOR all nominees OR You Voted: To withhold authority from all nominees OR You Voted: For all EXCEPT those selected below

You Voted: For/Withhold D.F. Akerson

You Voted: For/Withhold C. Barshefsky

You Voted: For/Withhold U.M. Burns

You Voted: For/Withhold K.I. Chenault

You Voted: For/Withhold P. Chernin

You Voted: For/Withhold J. Leschly

You Voted: For/Withhold R.C. Levin

You Voted: For/Withhold R.A. McGinn

You Voted: For/Withhold E.D. Miller

You Voted: For/Withhold S.S Reinemund

You Voted: For/Withhold R.D. Walter

You Voted: For/Withhold R.A. Williams

(Voter may see the following error message : You also selected at least one Nominee name. If you are voting “Withhold All Nominees” then you may continue. If not, please click on the Back button, then select “For all EXCEPT those selected below”.)

Item 2: A proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2008.

You Voted: As per Directors recommend For This Proposal OR You Voted: Against This Proposal OR You Voted: Abstain This Proposal.

Item 3: A proposal to amend the Certificate of Incorporation to require a majority vote for the election of Directors in non-contested elections.

You Voted: As per Directors recommend For This Proposal OR You Voted: Against This Proposal OR You Voted: Abstain This Proposal.

Items 4a through 4d: Proposals to amend the Certificate of Incorporation to eliminate statutory supermajority voting for the following actions:

(4a)	You Voted: As per Directors recommend For This Proposal OR You Voted: Against This Proposal OR You Voted: Abstain This Proposal.: Merger or consolidation.
(4b)	You Voted: As per Directors recommend For This Proposal OR You Voted: Against This Proposal OR You Voted: Abstain This Proposal.: Sale, lease, exchange or other disposition of all or substantially all of the Company’s assets outside the ordinary course of business.
(4c)	You Voted: As per Directors recommend For This Proposal OR You Voted: Against This Proposal OR You Voted: Abstain This Proposal.: Plan for the exchange of shares.
(4d)	You Voted: As per Directors recommend For This Proposal OR You Voted: Against This Proposal OR You Voted: Abstain This Proposal.: Authorization of dissolution.

Item 5: A shareholder proposal relating to cumulative voting for Directors.

You Voted: As per Directors recommend Against This Proposal OR You Voted: For This Proposal OR You Voted: Abstain This Proposal.

Comments or Address Changes

If any of the above information is incorrect, return to the Proxy Ballot form by using the Back button of your Browser.

If you would like to receive an electronic confirmation when this vote is recorded, enter your e-mail address here:      (See Footnote 6)

[FINAL SUBMISSION]

AMERICAN EXPRESS COMPANY	YOUR CONTROL NUMBER
2008 Annual Meeting of Shareholders THANK YOU FOR VOTING.	############

By accessing the links below, you will leave the voting web site for American Express Company

The links below are located on another server. Please click on the links below to leave the voting web site for American Express Company and proceed to the selected site.

[Click Here] to enter your next Control Number.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by American Express Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail on the Internet. To sign up for electronic delivery, [click here] and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Footnotes

Footnote 1

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Footnote 2

In July 2007, the US Securities and Exchange Commission made modifications to shareholder material delivery rules. The Notice of Internet Availability has directed you to www.proxyvote.com, a site which provides electronic access to meeting-related materials (e.g., annual reports and proxy materials) instead of traditional hardcopy packages. This site gives you the ability to view these meeting-related materials over the internet, vote your shares and order printed copies of these materials, if desired. There is no charge to the investor for access to, or use of ProxyVote. No personal information is captured and you do not need to provide anything more than your control number. We use 128 bit Secure Sockets Layer (SSL) encryption technology - the most widely used method of securing internet privacy today - to protect the privacy and security of the information input into ProxyVote when you access this website and vote your shares.

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Footnote 3

AMERICAN EXPRESS COMPANY Annual Meeting

Welcome to the Fulfillment Request Service

We are pleased to offer investors the ability to request copies of the shareholder materials. The following documents are currently available:

2008 Shareholder Materials

•	[Proxy Materials]

Please choose from one of the selections below:

   Please send a full set of proxy materials related to this control number to the same address as the Notice at no cost to me. (See Footnote 4 below)

   Please send a full set of proxy materials related to this control number by email to the email address below. (See Footnote 5 below)

   Please send a full set of proxy materials by mail for all future meetings to the same address as the Notice at no cost to me and email the proxy materials related to this control number to the email address below. (See Footnote 4 below)

   Please send a full set of proxy materials related to this control number by mail for this meeting and for all future meetings to the same address as the Notice at no cost to me. (See Footnote 4 below)

If you wish to receive all future material electronically, please go to [http://www.investordelivery.com]

Input Email Address

Verify Email Address

[Submit Request]

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Footnote 4

Your request has been received. Thank you!

•	If you would like to process another request, please click Enter your Next Control Number.

•	If you have completed your request, please click [exit].

[Enter your Next Control Number]

Footnote 5

“AMERICAN EXPRESS COMPANY”	To
<Fulfillment@ProxyVote.com>	cc
Subject Request for meeting materials
(date) (time)
Please respond to
Proxy Notification
<registrar@proxyvote.com>

You are receiving this email because you visited investoreconnect.com and requested shareholder communications for securities you hold be delivered to you electronically. The meeting information and the URL links for the specific investment you hold are identified below.

Meeting notification:

AMERICAN EXPRESS COMPANY 2008 - Annual Meeting of Shareholders

MEETING DATE: April 28, 2008

For Holders as of: February 29, 2008

CUSIP NUMBER:

CONTROL NUMBER:

How to vote and view the shareholder materials:

You can enter your voting instructions at proxyvote.com. To access this secure site please click the link below. To vote and view the meeting materials on the internet you will need the control number listed above. In addition to the control number you may need your four digit PIN if you previously elected to receive electronic communications. You will be prompted for a PIN if required, if you do not know your PIN follow the instructions on proxyvote.com. Internet voting is accepted up to 11:59 pm (ET) the day before the meeting/cut off date.

[http://www.proxyvote.com]

How to view the shareholder materials without voting:

You can view the shareholder materials by clicking on the links below.

Proxy Materials

[http://www.ezodproxy.com/axp/2008/vote]

How to view the documents:

To view the documents listed above, you may need Adobe Acrobat reader.

To download Adobe Acrobat reader, click the following URL:

[http://www.adobe.com/products/acrobat/readstep2.html]

There are no charges for this service. There may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies, which the shareholder is responsible for.

Please do not send any e-mail to fulfillment@proxyvote.com. If you have comments or questions please REPLY to this email.

Footnote 6

Date:	(date) (time)
From:	registrar@proxyvote.com
To:	(name)
Subject:	Proxyvote Confirmation ############

PROXYVOTE.COM

Has recorded your voting instructions for:

AMERICAN EXPRESS COMPANY

To be held on: Monday, April 28, 2008

For holders as of: Friday, February 29, 2008

Cusip: #########